NutraMax Products, Inc.
                                9 Blackburn Drive
                         Gloucester, Massachusetts 01930

                        Powers Pharmaceutical Corporation
                                170 Oak Hill Way
                          Brockton, Massachusetts 02401

                        Optopics Laboratories Corporation
                                 32 Main Street
                            Fairton, New Jersey 08320



                                                 March 4, 1996

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

         Re: Amendment No. 3 to Revolving Credit, Term Loan and Security
             Agreement and Revolving Time Note ("Amendment")

Gentlemen:

         We refer to the Revolving Credit, Term Loan and Security Agreement made the 30th day of December, 1994, as amended by the Amendment dated November 30, 1995 and Amendment No. 2 to the Revolving Credit, Term Loan and Security Agreement dated February 29, 1996 (as amended, the "Loan Agreement"), by and among NutraMax Products, Inc., a Delaware corporation having its principal place of business at 9 Blackburn Drive, Gloucester, Massachusetts 01930 ("NutraMax"), Powers Pharmaceutical Corporation, a Delaware corporation having its principal place of business at 170 Oak Hill Way, Brockton, Massachusetts 02401 ("Powers"), Optopics Laboratories Corporation, a Delaware corporation having its principal place of business at 32 Main Street, Fairton, New Jersey 08320 ("Optopics"; NutraMax, Powers and Optopics are referred to hereinafter individually as a "Borrower" and collectively, and jointly and severally, as the "Borrowers"), and State Street Bank and Trust Company, a Massachusetts trust company having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank"). We also refer to the Revolving Time Note dated December 30, 1994 made by the Borrowers in favor of the Bank. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.

         We have requested that you make certain amendments to the Loan Agreement and you have advised us that you are willing to make the amendments requested by us on the condition that we join with you in this Amendment.

         Accordingly, in consideration of these premises, the promises, mutual covenants and agreements contained in this Amendment, and fully intending to be legally bound by this Amendment, we hereby agree with you as follows:

                                    ARTICLE I

                          AMENDMENTS TO LOAN AGREEMENT

         The Loan Agreement is hereby amended in each of the following respects:

         1.1      Article I of the Loan Agreement is amended as follows:

                  (a) The definition of "Borrowing Base" in Section 1.08 is hereby amended by deleting the reference to the dollar amount "$2,500,000" in Section 1.08(b)(i) and inserting in place of such reference the dollar amount of "$3,500,000".

                  (b) The definition of "Credit Limit" in Section 1.12 is hereby amended to read in its entirety as follows:

                  "Credit Limit" shall mean Ten Million ($10,000,000) Dollars.

                  (c) The definition of "Financing Agreements" in Section 1.23 is hereby amended to read in its entirety as follows:

                  "Financing Agreements" shall mean this Agreement and any and all amendments hereto including that certain Amendment dated November 30, 1995, that certain Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated February 29, 1996 and that certain Amendment No. 3 to Revolving Credit, Term Loan and Security Agreement dated March __, 1996, and all documents including collateral documents, letter of credit agreements, notes, including that certain Amended and Restated Revolving Time Note dated March 4, 1996, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements required to be executed by Borrower or any Third Party in connection with the loan arrangements between the Borrower and Bank.

                  (d) The definition of "Obligations" in Section 1.36 is hereby amended by adding the following new sentence at the end of the paragraph, as follows:

                  Without limiting the generality of the foregoing, "Obligations" shall include the obligations of the Borrower under the Amended and Restated Revolving Time Note dated March __, 1996 made by the Borrowers in favor of the Bank.

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


         1.2      Section 2.05 is hereby replaced in its entirety as follows:

                           2.05 All Advances shall bear interest and, at the
                  option of the Bank, shall be evidenced by notes in a form satisfactory to Bank, including that certain Amended and Restated Revolving Time Note dated March 4, 1996 in the form of Exhibit "B-1" attached hereto and made a part hereof, (which Amended and Restated Revolving Time Note amends, restates and replaces the terms and conditions of the Revolving Time Note dated December 30, 1994 in its entirety), but in the absence of notes, shall be conclusively evidenced by Bank's records of Advances and repayments.


                                   ARTICLE II

                        AMENDMENTS TO REVOLVING TIME NOTE

         2.1 The Revolving Time Note dated December 30, 1994 made by the Borrower in favor of the Bank is hereby amended, restated and replaced in its entirety by that certain Amended and Restated Revolving Time Note dated March 4, 1996 in the form of Exhibit "A" attached hereto.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrowers hereby jointly and severally represent and warrant to you as follows:

         3.1 Representations in Financing Agreements. Each of the representations and warranties made by or on behalf of any Borrower to you in any of the Financing Agreements, as amended by this Amendment, was true and correct when made and is true and correct on and as of the date hereof with the same full force and effect as if each of such representations and warranties had been made by such Borrower on the date hereof and in this Amendment.

         3.2 Events of Default. No Event of Default exists on the date hereof (after giving effect to all of the arrangements and transactions contemplated by this Amendment). No condition exists on the date hereof which would, with notice or the lapse of time, or both, constitute an Event of Default.

         3.3 Binding Effect of Documents.

         (a) This Amendment has been duly executed and delivered to you by the Borrowers and is in full force and effect as of the date hereof, and the agreements and obligations of the Borrowers contained herein constitute legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

         (b) The obligations of the Borrowers to repay you all of the unpaid principal of each of the Revolving Loans, each of the Term Loans and each of the Acquisition Loans made pursuant to the Loan Agreement, to pay you all of the unpaid interest accrued or to accrue thereon, and to pay you all of the other obligations of the Borrowers are and will continue to be entitled to all of the benefits of and to all of the security created by the Loan Agreement and the other Financing Agreements.


                                   ARTICLE IV

                        PROVISIONS OF GENERAL APPLICATION

         4.1 No Other Changes. Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement and each of the other Financing Agreements remain unaltered. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         4.2 Governing Law. This Amendment is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of The Commonwealth of Massachusetts. This Amendment and the rights and obligations of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of The Commonwealth of Massachusetts.

         4.3 Binding Effect; Assignment. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors in title and assigns.

         4.4 Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

         4.5 Conflict with Other Agreements. If any of the terms of this Amendment shall conflict in any respect with any of the terms of any of the Financing Agreements, the terms of this Amendment shall be controlling.

         4.6 Acknowledgment by Borrowers. Each of NutraMax, Powers and Optopics jointly and severally acknowledge that the Bank would not have entered into this Amendment unless all of the Borrowers agreed to be and continue to be, Borrowers on a joint and several basis, and that the Bank would not have entered into any such arrangements with any individual Borrower alone.

         4.7 Conditions Precedent. This Amendment shall become effective as of the date hereof, but only if the Bank shall have received each of the following agreements and documents in form and substance satisfactory to the Bank and duly executed and delivered by the parties thereto:

                  (a) this Amendment;

                  (b) the Amended and Restated Revolving Time Note; and

                  (c) UCC-3 Amendments to be filed with the Secretary of State of Ohio and the County of Cuyahoga adding an additional location of the property.

         4.8 Section Headings. Article titles and Section headings are for reference only and shall have no substantive effect.

            [The remainder of this page is intentionally left blank.]

         If you are in agreement with the foregoing, please sign below and return this Amendment to the undersigned, whereupon this Amendment, as so accepted by you, shall become a binding agreement among you and the undersigned.

                                    Very truly yours,


                                    THE BORROWERS:

                                    NUTRAMAX PRODUCTS, INC.


                                    By:_____________________________________
                                       Robert F. Burns, Chief Financial Officer

                                    POWERS PHARMACEUTICAL CORPORATION


                                    By:_____________________________________
                                       Robert F. Burns, Chief Financial Officer


                                    OPTOPICS LABORATORIES CORPORATION


                                    By:_____________________________________
                                       Robert F. Burns, Chief Financial Officer


         The foregoing Amendment and each and every part thereof is hereby accepted by the undersigned effective as of March 4, 1996.

                                    THE BANK:

                                    STATE STREET BANK AND TRUST
                                            COMPANY


                                    By:_____________________________________
                                       William F. Zola, Vice President


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